Exhibit 99.01


                             SUBSCRIPTION AGREEMENT

                              DATAPOINT CORPORATION
                              (A Utah corporation)
                       136 East South Temple, Suite 1700-A
                           Salt Lake City, Utah 84111

         The prospective purchaser who is signing below hereby tenders this Purchase Offer and applies for the purchase of the number of shares of common stock, $.001 par value, set forth below in DataPoint Corporation (hereinafter "DataPoint"), at a price of $1.50 per share and encloses a check payable to DataPoint Corporation, in the amount set forth below for such shares. The prospective purchaser hereby acknowledges receipt of a copy of the Prospectus dated __________________, 2003.

         The prospective purchaser hereby represents and warrants as follows:

         (1) He, if a person, is at least 21 years of age and , whether or not a person, has adequate means of providing for his current needs and personal or other contingencies and has no need for liquidity in his investments.

         (2) He understands that this purchase offer does not become a purchase agreement unless the check submitted with the purchase offer is promptly paid by the bank upon which it is drawn and until the offer is accepted by a duly authorized officer or agent of DataPoint. We may accept or reject any or all of the offer.

         (3) He hereby acknowledges and agrees that he is not entitled to cancel, terminate or revoke this purchase offer or any agreements of the prospective purchaser hereunder and that such purchase agreements shall survive death, disability or transfer of control of the prospective purchaser.


         Dollar Amount of Purchase Offer:  ________________________________

         Number of Shares of Purchase Offer: ______________________________

Special Instructions:___________________________________________________________

________________________________________________________________________________


___________________________________________   __________________________________
Name of Prospective Purchaser                 Home Telephone Number

                                              __________________________________
                                              Business Telephone Number
___________________________________________
Residence Street Address, if a person, or Principal Office Address if a business

___________________________________________   __________________________________
City              State           Zip Code    Mailing Address (if different)

___________________________________________
Country

___________________________________________
Taxpayer Identification or
Social Security Number

                                              __________________________________
                                              Signature of Prospective Purchaser

Accepted by DataPoint Corporation


___________________________________________
Signature of Officer or Agent

___________________________________________
Date

                                        2